Exhibit 10.1

SETTLEMENT AGREEMENT

This Agreement ("Agreement") iis made and entered into this 13th day of November 2009 by and between Robert Lisle ("RL") and Assure Data, Inc. a Nevada corporation ("ADI").

Whereas, ADI currently owes RL $59,961.00 (the "Indebtedness"); and

Whereas, RL and ASI desire to enter into an agreement concerning the repayment of the Indebtedness to RL; and

Whereas, RL has agreed to accept as payment in full from ASI the assets and properties of ADI listed on attached Schedule A (the “Business Assets”) to settle the Indebtedness;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.     Payment of Indebtedness. Upon the execution of this Agreement, RL agrees to cancel and release all indebtedness owed to him from ADI of whatever kind, which shall constitute full and final payment to RL.In exchange for such cancellation, ADI hereby transfers, sells, conveys and assigns to RL the Business Assets.

2.     Miscellaneous.

A.     Amendment. This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by all the parties hereto.

B.     Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the party not seeking assignment.

C.     Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other Agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

D.     Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

E.     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

F.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

G.     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this letter by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this letter of intent by such party. Such facsimile copies shall constitute enforceable original documents.

ASI:
Assure Data, Inc.

By: /s/ Terry Harris
Terry Harris, President

/s/ Robert Lisle
Robert Lisle

SCHEDULE A

BUSINESS ASSETS

All assets and properties used by ADI in its data storage business, including the following:

Cash - Prior to closing

Accounts receivable

Intellectual property rights, including patents, trademarks, copyrights, service marks, trade dress, confidentiality agreements, license agreements, etc.

All computers, data storage devices, telephone lines and listings

The name “Assure Data”, in respect of which ADI agrees to change its name as soon as feasible

All contract rights, including contracts with the customers of ADI.

RL will assume all liabilities related to the Business Assets, including accounts payable, payroll taxes, vacation accruals, and employee benefit liabilities.

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